UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2018

Starwood Property Trust, Inc.

(Exact name of registrant as specified in charter)

Maryland	001-34436	27-0247747
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

591 West Putnam Avenue
Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2018, the Board of Directors (the “Board”) of Starwood Property Trust, Inc. (the “Company”) elected Fred S. Ridley as a director of the Company.  Mr. Ridley was also appointed to the nominating and corporate governance committee of the Board.  Mr. Ridley, age 66, is a partner with Foley & Lardner LLP (“Foley”) and has over 35 years of experience in representing financial institutions and developers of single-family and multifamily real estate projects.

As a non-executive director, Mr. Ridley will receive compensation in the same manner as the Company’s other non-executive directors. For a description of the Company’s non-executive director compensation program, see “Compensation of Directors” in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 6, 2018.

Foley provides legal services to the Company and its subsidiaries on a regular basis.  In fiscal year 2017, Foley collected legal fees totaling $1,679,565 from the Company and its subsidiaries.

The Company issued a press release on September 5, 2018 announcing the increase in the size of the Board to seven directors and the election of Mr. Ridley, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated September 5, 2018 issued by Starwood Property Trust, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD PROPERTY TRUST, INC.

Dated: September 5, 2018	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel